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                                                                    EXHIBIT 23.2

        CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of SmartForce Public Limited Company of our reports dated January 30, 1998, on the consolidated financial statements of The ForeFront Group, Inc., and subsidiaries for the year ended December 31, 1997, and for each of the two years in the period ended December 31, 1997, and to all references to our Firm included in this Registration Statement. It should be noted that we have not audited any financial statements of The ForeFont Group, Inc. and subsidiaries subsequent to December 31, 1997, or performed any audit procedures subsequent to the date of our report.

Houston, Texas                       /s/ Arthur Andersen LLP
May 25, 2000                         -------------------------
                                     Arthur Andersen LLP